                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ANTHEM, INC.
             (Exact name of Registrant as specified in its charter)

                  Indiana                                 35-2145715
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)              Identification No.)

                               120 Monument Circle
                           Indianapolis, Indiana 46204
               (Address of Principal Executive Offices) (Zip Code)

                 ANTHEM 401(k) LONG-TERM SAVINGS INVESTMENT PLAN
                              (Full title of plan)

                                 David R. Frick
                  Executive Vice President and Chief Legal and
                             Administrative Officer
                                  Anthem, Inc.
                               120 Monument Circle
                           Indianapolis, Indiana 46204
                     (Name and address of agent for service)

    Telephone number, including area code, of agent for service: 317-488-6000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
     Title of securities       Amount to be        Proposed maximum        Proposed maximum           Amount of
      to be registered          registered (1)    offering price per      aggregate offering      registration fee
                                                       share (2)              price (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   3,800,000         $ 56.25                $213,750,000            $ 19,665.00
per share
====================================================================================================================


(1) In addition, pursuant to Rule 416, this Registration Statement also covers (a) an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions, and (b) an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely to determine the registration fee and based on the average of the high and low sales prices per share of Common Stock of Anthem, Inc. as reported on the New York Stock Exchange on March 20, 2002, pursuant to Rule 457(c) and (h).

                                     PART I
                           INFORMATION REQUIRED IN THE
                              SECTION 10 PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Anthem 401(k) Long-Term Savings Investment Plan (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 424 promulgated by the Commission under the Securities Act, such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.  Plan Information.

         Not required to be filed.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission by Anthem, Inc. ("Anthem") are incorporated by reference in this Registration Statement.

         (a) Annual Report on Form 10-K for fiscal year ended December 31, 2001 filed with the Commission on March 25, 2002.

         (b)      Form 8-K filed with the Commission on March 25, 2002.

         (c) The description of Anthem's Common Stock contained in Amendment No. 3 to Anthem's Registration Statement on Form S-1 filed with the Commission on October 26, 2001 (Registration No. 333-67714).

         In addition, all reports and other documents subsequently filed by Anthem pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.


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         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

         As permitted by the Indiana Business Corporation Law, Anthem's Articles of Incorporation provide for indemnification of directors, officers, employees and agents of Anthem against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, employee or agent. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith in what they reasonably believed to be the best interest of Anthem (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful). The Articles of Incorporation authorize Anthem to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification.

         The rights of indemnification provided by the Articles of Incorporation of Anthem are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Articles of Incorporation of Anthem, Anthem may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

         Anthem maintains a standard policy of officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

                                  EXHIBIT INDEX

  Exhibit Number    Description

       4.1         Restated Articles of Incorporation of Anthem, Inc.
                   (incorporated reference to Exhibit 3.1 to Anthem's
                   Registration Statement on Form S-1 (Registration No.
                   333-67714) filed on October 15, 2001)
       4.2         By-Laws of Anthem, Inc. (incorporated by reference to Exhibit
                   3.2 to Anthem's Registration Statement on Form S-1
                   (Registration No. 333-67714) filed on August 16, 2001)
       4.3         Form of the certificate for common stock,  $.01 par value
                   per share, of Anthem  (incorporated by reference to Exhibit
                   4.1 to Amendment No. 1 to Anthem's Registration  Statement
                   on Form S-1 (Registration No. 333-67714) filed on
                   October 1, 2001)
       5.1         Opinion of Barnes & Thornburg (filed herewith)**
       23.1        Consent of Barnes & Thornburg (included in Exhibit 5)
       23.2        Consent of Ernst & Young LLP (filed herewith)
       24          Power of Attorney (included herein on the signature page)

**Anthem undertakes that Anthem has submitted or will submit the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

       (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 26, 2002.

                            ANTHEM, INC.


                            By:      /s/ Larry C. Glasscock
                                     -------------------------------------------
                                     Larry C. Glasscock
                                     President and Chief Executive Officer

         The undersigned director and/or officer of Anthem, does hereby appoint each of Larry C. Glasscock, David R. Frick and Michael L. Smith as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments and post effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                        Title                     Date
         ---------                                        -----                     ----
(1)  Principal Executive Officer

/s/ Larry C. Glasscock                               President and Chief            March 26, 2002
---------------------------------------------        Executive Officer              -------------------------
Larry C. Glasscock


(2) Principal Financial Officer and
(3) Principal Accounting Officer

/s/ Michael L. Smith                                 Executive Vice President       March 26, 2002
---------------------------------------------        and Chief Financial            --------------------------
Michael L. Smith                                     and Accounting Officer

(4)  A Majority of the Board of Directors

/s/ L. Ben Lytle                                     Director                       March 26, 2002
---------------------------------------------                                       -------------------------
L. Ben Lytle

/s/ Larry C. Glasscock                               Director                       March 26, 2002
---------------------------------------------                                       -------------------------
Larry C. Glasscock

/s/ Susan B. Bayh                                    Director                       March 26, 2002
---------------------------------------------                                       -------------------------
Susan B. Bayh

/s/ William B. Hart                                  Director                       March 26, 2002
---------------------------------------------                                       -------------------------
William B. Hart

/s/ Allan B. Hubbard                                 Director                       March 26, 2002
---------------------------------------------                                       -------------------------
Allan B. Hubbard

/s/ Victor S. Liss                                   Director                       March 26, 2002
---------------------------------------------                                       -------------------------
Victor S. Liss

/s/ William G. Mays                                  Director                       March 26, 2002
---------------------------------------------                                       -------------------------
William G. Mays

/s/ James W. McDowell, Jr.                           Director                       March 26, 2002
---------------------------------------------                                       -------------------------
James W. McDowell, Jr.

/s/ B. LaRae Orullian                                Director                       March 26, 2002
---------------------------------------------                                       -------------------------
B. LaRae Orullian

/s/ Senator Donald W. Riegle, Jr.                    Director                       March 26, 2002
---------------------------------------------                                       -------------------------
Senator Donald W. Riegle, Jr.

/s/ William J. Ryan                                  Director                       March 26, 2002
---------------------------------------------                                       -------------------------
William J. Ryan

/s/ George A. Schaefer, Jr.                          Director                       March 26, 2002
---------------------------------------------                                       -------------------------
George A. Schaefer, Jr.

/s/ Dennis J. Sullivan, Jr.                          Director                       March 26, 2002
---------------------------------------------                                       -------------------------
Dennis J. Sullivan, Jr.

(5)      The Plan

/s/ David R. Frick                                 Member of the Pension            March 26, 2002
----------------------------------------------     Committee, the Plan              --------------------------
David R. Frick                                     Administrator of the Plan
